EXHIBIT 10.20

                                    AGREEMENT


                                     between



                    FIRST SOUTH AFRICA HOLDINGS (PTY) LIMITED
                                 ("the company")


                                       and


                                    C. ROODT
                                ("the employee")

         EMPLOYMENT CONTRACT AND PERIOD

1. This agreement serves to confirm the employee's employment as Managing Director with effect from 1 July 1996 ("the commencement date") with the company and sets out the terms and conditions of such employment. The employee's employment with the company shall endure for an initial period until 30 June 1997 ("the initial period of employment"), unless terminated in accordance with the provisions relating to termination below.

2.       The  company may in its  absolute  discretion  require the  employee to
         perform   duties   which  may  fall  outside  his  job  title  and  job
         description.

         TERMINATION OF EMPLOYMENT

         The company shall be entitled to terminate the employee's employment without notice if he -

         2.1 commits any serious or persistent breach of any of the provisions of this agreement;

         2.2 is guilty of any serious misconduct or deliberate neglect in the discharge of his duties under this agreement;

         2.3 is declared provisionally or finally insolvent or effects or attempts to effect a general compromise with some or all of his creditors;

         2.4      absents himself from his employment without leave;

         2.5 disobeys any lawful order or direction of the Board of Directors of the company ('the board") or the management of the company;

         2.6 fails to carry out any of his duties in a fit and proper manner;

         2.7      becomes of unsound mind;

         2.8 is convicted of any criminal offence other than an offence which, in the reasonable opinion of the company management, does not affect his position as an employee of the company;

         2.9 fails to give his whole time and attention to the business of the company; or

         2.10 is guilty of any other conduct which will justify summary dismissal at common law. MASM2


3. Notwithstanding the above and only in the event that the company elects to extend this agreement beyond the 48 month period referred to in paragraph 14, the employee's employment with the company shall terminate at the end of the month in which the employee turns 55 years of age, unless the company and employee agree otherwise in writing.

         REMUNERATION

4. The employee's salary will be an amount of US$ 150,000 per annum payable monthly on the last business day of each month in arrears. The employee's salary will be converted on the last business day of each month by applying the middle market exchange rate as per the company's bankers.

5. The employee's salary shall be subject to review on the anniversary of his employment. Salary increases will be reviewed on the basis of merit and related factors by the board, whose decision shall be final.

6. The company shall be entitled to deduct or set off from the employee's salary any amounts due by him to the company for any reason whatsoever.

         BONUS

7. The company shall pay the employee an annual incentive bonus of 4% (4 per cent) of the Minimum Pre-Tax Income above US$ 5 million, as shall be reported in the company's audited financial statements for each fiscal year, exclusive of any extraordinary earnings or charges which would result from the release of the Earn-Out Escrow Shares.

         SHARE OPTION PLAN

8. Within a 60 day period following the commencement date, the company shall use its best efforts to cause First South African Holdings (Pty) Ltd to grant the employee "B" class options at market value in terms of the company's stock option plan on the following basis:

         8.1 150,000 options granted at market value of R13.05 on 22 May 1996, to be exercised over a period of 5 years or earlier on the following basis -

                  8.1.1 30,000 options, exercisable when the company realises earnings of US$ .75 on a fiscal year basis,

                  8.1.2 50,000 options, exercisable when the company realises earnings of US$ 1.00 on a fiscal year basis; and

                  8.1.3 70,000 options, exercisable when the company realises earnings of US$ 1.50 on a fiscal year basis.

9. The options granted to the employee in terms of the company's stock option plan shall only vest in the employee if the initial period of employment is extended in terms of paragraph 14.

         EMPLOYMENT DUTIES

10. The employee will be responsible for the management of the company's business and for the management of all the company's present and future subsidiaries.

11. The employee will be responsible for the development of the company's short and long term operational and strategic goals and for directing the activities of the company towards the achievement of such goals within such time frames as may be determined by the board in consultation with the employee.

12.      The employee undertakes to:

         12.1 carry out all such functions and duties as are from time to time assigned to him by the board as are reasonable or lawful;

         12.2 obey and comply with all lawful and reasonable instructions given to him by the board;

         12.3 be true and faithful to the company in all dealings and transactions relating to the business and interests of the company and to use his best endeavors to protect and promote the business, reputation and goodwill of the company;

         12.4 submit to the board such information and reports as may be required of him in connection with the performance of his duties and the business of the company;

         12.5 devote the whole of his time and attention during the employee's working hours, and such additional time as the exigencies of the company's business may require, to the business affairs of the company and to his duties in terms of this agreement.

         EXTENSION OF FIXED TERM

13. This agreement will endure for an initial period of 12 months until 30 June 1997.

14. This agreement may be extended, at the company's election, for a further period of 48 months, during which period either the employee or the company shall be entitled to terminate the employee's employment on 6 months' written notice.

         CONFIDENTIALITY

15. The employee acknowledges that, in the course of his employment with the company, he may have access to confidential technical or commercial information concerning the affairs of the company or its licensors, trading partners or other associates. The employee undertakes, both while he is employed by the company and after the termination of his employment for any reason, not to disclose any such confidential information to any person not employed by the company unless expressly instructed by the company to do so, nor to make unauthorized use of any such confidential information. The employee undertakes further not to disclose any such confidential information to employees of the company other than those who are required to know such information for the purposes of their employment by the company, and then only to the extent necessary.

16. If the employee is uncertain as to whether any information is confidential, the employee shall in writing request a ruling from the company. The employee undertakes to abide by any ruling made in good faith by the company.

17. The employee undertakes that, should he at any stage be aware of any improper disclosure or use of any such confidential information by another employee of the company or any other person, he will immediately bring the matter to the attention of the company in writing.

         INVENTIONS, INNOVATIONS AND DISCOVERIES BY THE EMPLOYEE

18. The employee acknowledges that if, while he is employed by the company, he makes any invention, innovation or discovery that is within the scope of the existing or possible activities of the company, whether or not employed in a capacity which normally requires him to make technological or commercial improvement to the property or assets or activities of the company, or if, in the course of making any invention, innovation or discovery, he makes use of the personnel or other resources or facilities of the company, all proprietary rights in such invention, discovery or innovation (including copyright in any work associated with the invention, innovation or discovery) will vest in the company.

19. The rights of the company under paragraph 1/8 above will include the right to obtain formal registration In its name of the proprietary or intellectual property rights in the invention, innovation or discovery. The employee undertakes, both while employed by the company and after the termination of employment for any reason, to take all steps reasonably necessary to assist the company in this regard, including

         19.1 disclosing full details promptly in writing to the company of the invention, innovation or discovery;

         19.2 signing all assignment deeds or other documents prepared in this regard by or on behalf of the company

         19.3 giving the company and its attorneys or other advisers such assistance as may be required in obtaining legal protection for, and in commercially exploiting, the invention, innovation or discovery.

20. If the employee applies within 1 year after the termination of his employment by the company for any reason for the registration of a patent, registered design or trade mark, or is cited as the inventor or author in respect of any patent, registered design or trade mark applied for in this period, the invention, innovation or discovery will be deemed, unless the employee proves otherwise, to have been made during his employment by the company. The employee undertakes to notify the company in writing, and in advance of the event, of any proposed application for such registration.

21. The company undertakes that if the company decides not to obtain legal protection for any invention, innovation or discovery mentioned in paragraph 19 above, or if the company decides not to exploit commercially any such invention, innovation or discovery, the company will promptly notify the employee in writing of the decision and if the company in its discretion so decides, the company will also notify the employee in writing that he may himself obtain legal protection for, and exploit commercially, the invention, innovation or discovery, at his cost and for his benefit.

22. The employee acknowledges that, regardless of his position or rank in the company, he is obliged as part of his duties to apply his skills, training, and experience for the benefit of the company.

23. The employee agrees that copyright in all works made in the course and scope of his employment by the company and of which he is the author or co-author, will vest in the company.

         CHANGE IN  CONTROL,  TERMINATION  OF  EMPLOYMENT  AND
         COMPENSATION IN EVENT OF TERMINATION

24. After a direct or indirect change in control of the company has occurred, if either the employee terminates his employment within 6 months after he has obtained actual knowledge of the direct or indirect change in control of the company (or any successor thereto) or the employee's employment with the company is terminated by a party other than the employee within one year after the direct or indirect change in control, the employee -

         24.1 shall be entitled to his salary, benefits and reimbursable expenses accrued to the date that the employee's employment with the company is terminated ("the termination date"); and

         24.2 shall be entitled to be paid a lump-sum, on the termination date, an amount of cash (to be computed, at the expense of the company, by the independent certified accountants regularly employed by the company ("the accountants") whose computation shall be conclusive and binding upon the employee and the company) equal to 2.99 x the employee's annual basic salary. Such lump-sum payment shall be paid by the company and is hereinafter referred to as the "termination compensation".

25. For the purposes of this paragraph, a change in control shall be deemed to have occurred where :

         25.1     any person  acquires  securities  of the company  representing
                  twenty  per  cent  (20%)  or  more  of  the   company's   then
                  outstanding shares;

         25.2 if the shareholders of the company or First South Africa Corp ("FSAC") approve a plan of complete liquidation of the company or FSAC, as the case may; or

         25.3 if the shareholders of FSAC or the company approve an agreement for the sale or disposition of all or substantially all of FSAC's or the company's assets.

         HOLIDAY LEAVE

26. The employee shall be entitled to 20 working days' leave with pay for each completed period of twelve consecutive months of employment, which leave shall be taken at a time or times convenient to the company.

27. Upon termination of his employment, the employee shall be entitled to any accrued leave not yet taken during the twelve months preceding the termination of his employment.

28. The employee is entitled to accumulate a maximum of 40 days' annual leave.

         SICK LEAVE

29. Notwithstanding anything to the contrary contained in this agreement, should the employee be precluded, through illness, accident (other than an accident, not caused by his negligence, arising out of his employment) or any other cause, from the performance of his duties, then the company undertakes for the first 120 days of such indisposition during the period of this agreement, to pay the employee at the full rate of his remuneration.

30. If after the lapse of an aggregate of 120 days during the period of this agreement, the employee is unable to resume or properly perform his duties, the company shall be entitled to forthwith cancel this agreement on notice to that effect to the employee.

         COMPASSIONATE LEAVE

31. The employee shall be entitled to compassionate leave in the event of the death of a family member or close relative.

32.      In the event of the death of a family member or close relative

         32.1 the company will grant compassionate leave of three (3) days where the deceased lived in the Gauteng Province;

         32.2 the company will grant compassionate leave of five (5) days where the deceased lived outside the Gauteng Province.

         PENSION FUND

33. It is the intention of the company to establish a pension fund. The employee will be obliged to join such pension fund as may be established by the board of the company.

         RETIREMENT ANNUITY

34. The company shall pay 5% (five per cent) of the employee's annual salary towards a retirement annuity of the employee's choice.

         GROUP LIFE COVER

35. The company shall contribute an amount equivalent to 1% (one per cent) of the employee's annual salary towards group life cover.

         MEDICAL AID

36. The employee shall remain a member of the Chartered Accountants' Medical Aid Fund ("the fund"). The company shall pay 100% of the monthly contributions to the fund.

         EXPENSES

37. The company shall refund to the employee any bona fide expenses incurred by the employee from time to time on the company's business provided that the expenses are reasonably and necessarily incurred and have been authorised or approved by the board and are supported by satisfactory voucher proof.

38. Motor vehicle travel expenses incurred by the employee in furtherance of the company's business shall be refunded by the company at the rates applied by Automobile Association of South Africa.

         NO CREDIT

39. The employee shall at no time borrow any money from the company without the written consent of the board.

         RETURN OF ASSETS AND RECORDS ON TERMINATION OF EMPLOYMENT

40. On termination of his employment the employee shall immediately deliver to the company all assets, records, documents, accounts, letters, notes, memoranda and papers of every description within his possession or control relating to the affairs and business of the company, whether or not they were originally supplied by the company.

         MEDICAL EXAMINATIONS

41. The nature of the employee's job in the company's business requires good health and physical fitness.

42. The employee shall, whenever the company deems it necessary, undergo a medical examination at the expense of the company by a medical practitioner nominated and appointed by the company. The employee gives his irrevocable consent to any such medical practitioner making the results and record of any medical examination available to the company.

         SECURITY

43. The company's security regulations shall be observed by the company and may at the discretion of the company be varied from time to time.

44. The employee shall not unlawfully possess any substance, article or thing which is the property of the company or of any employee of the company.

45. The employee gives his irrevocable consent to a duly authorised representative of the company to search him or any article in his possession or control or any article worn by him or in his possession at the company's premises for the unlawful presence of any substance, article or thing.

         GENERAL

46. No indulgence granted by a party shall constitute a waiver of any of that party's rights under this agreement; accordingly, that party shall not be precluded, as a consequence of having granted such indulgence, from exercising any rights against the other which may have arisen in the past or which may arise in the future.

47. No agreement varying, adding to, deleting from or cancelling this agreement, shall be effective unless reduced to writing and signed by or on behalf of the parties.

48. This agreement as read with the disciplinary, grievance and retrenchment procedures laid down by the company from time to time, shall constitute the entire contract between the parties with regard to the matters dealt with in this agreement, and no representations, terms, conditions or warranties not contained in this agreement shall be binding on the parties.

49. This agreement and the disciplinary, grievance and retrenchment procedures as laid down by the company from time to time, shall at all times be subject to the provisions of the Labour Relations Act, 28 of 1956, and any other law applicable at the time.

         Kindly retain the copy of this letter for your own records and sign the original hereof in order to signify your acceptance of the terms and conditions of your employment contained herein.


Signed at _____________________                   on ___________________________


AS WITNESSES

1.                                                  /s/ C. ROODT
  -----------------------------                    -----------------------------
                                                         C. ROODT
2.
  -----------------------------


Signed at _____________________                   on ___________________________


AS WITNESSES

1.
  -----------------------------


2.
  -----------------------------                    -----------------------------
                                                   FIRST SOUTH AFRICA HOLDINGS
                                                   (PTY) LIMITED